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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                               CURRENT STATEMENT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Date of Report (date of earliest
                        event reported):  April 5, 2000

                                JFAX.COM, Inc.
            (Exact name of Registrant as specified in its charter)

Delaware                      0-25965                   51-0371142
(State of                    (Commission         (I.R.S. Employer
incorporation)                 Number)           Identification No.)


                             6922 Hollywood Blvd.
                                   Suite 900
                        Los Angeles, California  90028
                   (Address of principal executive offices)

                                (323) 860-9200
             (Registrant's telephone number, including area code)

                           10960 Wilshire Boulevard
                                   Suite 500
                        Los Angeles, California  90024
                (Former Address, if changed since last report)
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Item 5.   Other Events.

     On April 5, 2000, JFAX.COM, Inc. ("JFAX.COM") entered into a letter of intent and a loan commitment letter with EFAX.COM ("EFAX.COM") in which:

- JFAX.COM and EFAX.COM established the principal terms for a potential merger of JFAX.COM and EFAX.COM.

- JFAX.COM agreed to lend EFAX.COM $5 million. The loan will have an interest rate of 13% and a maturity date of August 31, 2000, subject to adjustment which could increase the maturity date by up to 60 days.

- EFAX.COM granted to JFAX.COM a warrant to acquire 250,000 shares of EFAX.COM's common stock. The warrant will have a term of two years and will be exercisable at the market price of EFAX.COM's common stock on the date of grant, but the exercise price will reset to $1.00 per share if the proposed merger of EFAX.COM and JFAX.COM does not occur.

- EFAX.COM agreed to grant to JFAX.COM a warrant with a term of two years and an exercise price of $1.00 per share of EFAX.COM's common stock. The warrant will be granted if the merger between EFAX.COM and JFAX.COM does not occur. The warrant will be for 750,000 shares of EFAX.COM's common stock if JFAX.COM terminates the merger discussions, other than following a material breach of the letter of intent by EFAX.COM, prior to the execution of a definitive merger agreement or if the definitive merger agreement is terminated because JFAX.COM's shareholders fail to approve the merger or JFAX.COM materially breaches the definitive merger agreement. The warrant will be for 1,750,000 shares of EFAX.COM's common stock if the merger does not occur for any reason not discussed in the preceding sentence.

     Prior to the execution of a definitive purchase Agreement neither EFAX.COM nor JFAX.COM is required to complete the merger. In the merger, approximately
18.5 million shares of JFAX.COM common stock will be issued to the current holders of EFAX.COM's common and preferred stock. The number of shares of JFAX.COM common stock to be received will be subject to downward adjustment based on potential fluctuations in the price of JFAX.COM common stock. The formula for determining the consideration to be received by EFAX.COM's common and preferred stockholders is included in Exhibit 2.1 to this report. JFAX.COM would be the surviving corporation in the merger.

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Item 7.  Financial Statements and Exhibits

  (c)  Exhibits
       Exhibit Number      Description
       --------------      -----------

           2.1 Letter of Intent, dated April 5, 2000, from JFAX.COM, Inc. to EFAX.COM.

          99.1 Press release, dated April 6, 2000, relating to the proposed merger of JFAX.COM, Inc. and EFAX.COM


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  April 6, 2000


                                JFAX.COM, Inc.
                                (Registrant)


                                By:  /s/ Nicholas V. Morosoff
                                     ------------------------
                                     Nicholas V. Morosoff
                                     Secretary

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